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                                                         EXHIBIT 99.B16

                     PRUDENTIAL GLOBAL GENESIS FUND, INC.
                          LIMITED MATURITY PORTFOLIO

                                    EXHIBIT
                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION


                           n
                      P (1+T) = ERV


        Where:     P  = hypothetical initial payment of $1,000.

                   T  = average annual total return.

                   n  = number of years

              ERV  = ending redeemable value.
--------------------------------------------------------------------------------

                                One Year ended May 31, 1997
                             ------------------------------------    ----------
                              Class A     Class B       Class C       Class Z
                             ----------  ----------    ----------    ----------
                  P       =     $1,000      $1,000        $1,000        $1,000

                 ERV      =     $1,014      $1,008        $1,058        $1,000

                  n       =        1.0         1.0           1.0           0.0

                  T       =      1.40%       0.83%         5.83%         0.00%

                                 Five Years ended     Since inception to
                                  May 31, 1997         May 31, 1997
                             ----------------------    ----------    ----------
                              Class A     Class B       Class C       Class Z
                             ----------  ----------    ----------    ----------
                  P       =     $1,000      $1,000        $1,000        $1,000

                 ERV      =     $1,808      $1,821        $1,207        $1,139

                  n       =        5.0         5.0           2.9           0.8

                  T       =     12.57%      12.73%         6.90%        20.41%